Exhibit 10.13
Loan and Security Agreement
This Loan and Security Agreement No. 4401 (this “Agreement”) is entered into as of November 22, 2004, by and between Lighthouse Capital Partners V, L.P. (“Lender”) and Concentric Medical, Inc., a Delaware corporation (“Borrower”) and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:
1. Definitions and Construction
1.1 Definitions. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).
“ACH” means the Automated Clearing House electronic funds transfer system.
“Advance” means each amount advanced by Lender to Borrower hereunder, as evidenced by a Note.
“Basic Rate” means a per annum variable rate of interest equal to the highest Prime Rate quoted in the Wall Street Journal on the Funding Date, plus 1.75%, which rate shall vary concurrently with any change in the Prime Rate. On and after a particular Advance’s Funding Date, there will be no further adjustments to the Basic Rate for such Advance.
“Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.
“Collateral” means: (i) all property set forth on Exhibit A attached hereto, as such exhibit may be amended from time to time; (ii) all property of Borrower which comes into Lender’s possession in which a security interest is perfected by possession while the Obligations are outstanding; and (iii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds. For purposes of clarification, “Collateral” shall not include “Intellectual Property,” as such term is defined in Exhibit A or Indebtedness as defined in clause (v) of the definition or Permitted Indebtedness.
“Commitment” means $6,000,000.
“Commitment Fee” means $10,000.
“Commitment Termination Date” means the earliest to occur of (i) at the election of Lender the earlier of (a) March 31, 2005 if Borrower has not borrowed at least $1,000,000 by such date; or (b) September 30, 2005; (ii) any Default or Event of Default, or (iii) in Lender’s reasonable judgment, any adverse change (for the Borrower) in the management or composition of Borrower’s Board of Directors after the date hereof.
“Control Agreement” means an agreement substantially in the form of Exhibit I or otherwise acceptable to Lender.
“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.
“Default Rate” means the lesser of 18% per annum or the highest rate permitted by applicable law.
“Disclosure Schedule” means the schedule attached as Schedule 1 hereto.
“Event of Default” is defined in Section 8.
“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.
“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.
“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender’s Expenses for the preparation and negotiation of the Loan Documents shall not exceed the Commitment Fee. Lender will apply the Commitment Fee received before the date hereof, if any, towards Lender’s Expenses.

“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.
“Liquidation Event” means any of: (i) the sale (in one or a series of related transactions) of all or substantially all of Borrower’s assets; or (ii) any merger of Borrower or any transaction (or series of related transactions) to which Borrower is a party and in which in excess of 50% of Borrower’s voting power is transferred by its existing shareholders, provided that none of the following shall be considered a Liquidation Event (x) a merger effected exclusively for the purpose of changing the domicile of the Borrower, (y) an equity financing in which Borrower is the surviving corporation and in which the stockholders of Borrower immediately prior to such transaction(s) own 50% or more of the voting power of the surviving corporation following the transaction(s)or (z) a transaction in which the stockholders of Borrower immediately prior to such transaction(s) own 50% or more of the voting power of the surviving corporation following the transaction(s).
“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.
“Loan Documents” means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.
“Negative Pledge Agreement” means an agreement in the form of Exhibit H.
“Note” means a Secured Promissory Note in the form of Exhibit B.
“Notice of Borrowing” means the form attached as Exhibit D.
“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.
“Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business and (iii) Indebtedness secured by clause (ii) of Permitted Liens and (iv) Indebtedness secured by a Lien described in clause (v) of the defined term “Permitted Liens” in an amount not to exceed $1,000,000, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and such Indebtedness is on commercially reasonable terms acceptable to Lender.
“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral and (v) Liens upon or in any equipment (including any accessions, attachments, replacements, improvements or proceeds thereto) acquired or held by Borrower to secure the purchase price of such equipment or Indebtedness incurred solely for the purposes of financing such equipment;.
“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.
“Responsible Officer” means each of the President and the Vice President of Finance and Administration of Borrower.
“Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.
“Warrant” means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.
1.2 Interpretation. References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation interest shall be based on a 360-day year and actual days elapsed.

2. The Loans
2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.
2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $500,000, unless less than $500,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.
2.3 Terms of Payment, Repayment.
     (a) Repayment. Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal with all applicable pre-payment penalties.
     (b) ACH. All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.
     (c) Default Rate. While an Event of Default has occurred and is continuing, interest on the principal amount of the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.
     (d) Date. Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
2.4 Fees. Borrower shall pay to Lender the following:
     (a) Commitment Fee. The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations;
     (b) Late Fee. On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.
     (c) Lender’s Expenses. The payment of all Lender’s Expenses, which may become due to Lender by Borrower hereunder shall be payable by Borrower promptly on written demand (with reasonable detail of such expenses) by Lender. All Lender’s Expenses not paid when due shall bear interest as principal at the then-applicable rate of interest.
3. Conditions of Advances; Procedure for requesting Advances
3.1 Conditions Precedent to any and all Advances. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (v) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.
3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 7 business days prior to the desired Funding Date. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made. Borrower authorizes Lender to disburse Advances as directed in any Notice of Borrowing executed solely by a Responsible Officer of Borrower.

4. Creation of Security Interest
4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.
4.2 Inspections. During the Term, Lender shall have the right upon reasonable prior notice and with minimal practical interference to Borrower’s business, to inspect Borrower’s Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.
4.3 Authorization to File Financing Statements. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in acquiring or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.
5. Representations and Warranties
Borrower represents, warrants and covenants as follows:
5.1 Due Organization and Qualification. Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located, except where the failure to do so would not have an adverse effect on Borrower.
5.2 Authority. Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.
5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete.
5.4 Authorization; Enforceability. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.
5.5 Name and Location. Borrower has previously done business under the name of Neomed Inc. before changing the name to that specified on the signature page hereof during Borrower’s Series A Preferred Stock financing. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.
5.6 Litigation. All actions or proceedings pending by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule.
5.7 Financial Statements. All financial statements and statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.
5.8 Solvency. Borrower is able to pay its debts (including trade debts) as they come due.
5.9 Taxes. Borrower has filed and will file all required tax returns in accordance with applicable law, and has paid and will pay all taxes it owes in accordance with applicable law.
5.10 Rights; Title to Assets. Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct of its business as now operated or proposed to be operated. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.

5.11 Full Disclosure. No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.
5.12 Regulated Substances. To its knowledge, Borrower complies and will comply with all laws respecting Regulated Substances.
5.13 Automatic Reaffirmation. Each Notice of Borrowing will constitute (i) a representation that there does not exist any Default and (ii) a reaffirmation as of the date thereof of all of the representations and warranties contained in Section 5, provide that Borrower may deliver a supplement to the Disclosure Schedule to disclose any fact or circumstance arising after the date hereof.
6. Affirmative Covenants
Borrower covenants and agrees that it shall do all of the following:
6.1 Good Standing and Compliance. Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.
6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year, or such other time period as approved by the Borrower’s board of directors, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) promptly upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $50,000; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.
6.3 Notice of Defaults. Reasonably promptly after discovering any Default or Event of Default, an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.
6.4 Use; Maintenance. Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral, other than Collateral that is obsolete or worthless at the time of loss or damage and other than Collateral that Borrower determines in good faith is not necessary or useful in the conduct of its business.
6.5 Insurance. Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance shall: (i) name Lender as loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.
6.6 Loss Proceeds. So long as no Default has occurred, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral, other than Collateral that Borrower determines in good faith is not necessary or useful in the conduct of its business.
6.7 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.
6.8 Account Control Agreements. Borrower shall maintain in full force and effect, and comply with, all Control Agreements now or from time to time entered into by and among Lender, Borrower, and depository or other institutions with whom Borrower maintains cash, securities, or other monetary or security entitlements. With respect to any Control Agreement that require the advance consent of Lender to Borrower’s withdrawal of funds prior to or irrespective of Lender’s delivery of a notice of exclusive control or other foreclosure, although Lender shall undertake good faith efforts to respond expeditiously to provide the requested permission, Borrower agrees to provide or cause Lender to be provided at least 5 business days advance written notice from the institution for such permissions.

7. Negative Covenants
Borrower will not do any of the following:
7.1 Location of Collateral. Without giving 30 days prior written notice to Lender, change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11.
7.2 Extraordinary Transactions. Enter into any transaction not in the ordinary course of Borrower’s business, including the sale, lease, license or other disposition of its assets, other than sales of inventory in the ordinary course of Borrower’s business.
7.3 Restructure. Make any material change in Borrower’s financial structure or substantially curtail its medical devices business operations (other than through the sale of preferred stock to equity investors which does not result in a change of control of Borrower); cause a Liquidation Event; or suspend operation of Borrower’s business.
7.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.
7.5 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.
7.6 Distributions. Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees, consultants or directors, under repurchase agreements approved by the Borrower’s Board of Directors
7.7 Transactions with Affiliates. Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if approved by a disinterested majority of the Borrower’s Board of Directors.
7.8 Compliance. Become an “investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so, unless such failure or violation shall not result in an adverse effect on the business of Borrower.
7.9 UCC Effectiveness. Without giving Lender 30 days advance written notice, change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading.
7.10 Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest.
8. Events of Default
Any one or more of the following shall constitute an Event of Default by Borrower hereunder:
8.1 Payment. Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof.
8.2 Certain Covenant Defaults. Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.
8.3 Other Covenant Defaults. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 15 days after its occurrence.
8.4 Attachment. Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.

8.5 Other Agreements. There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, greater than $100,000.
8.6 Judgments. One or more judgments for an aggregate of at least $50,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.
8.7 Injunction. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets, and, in the case of an injunction, such injunction is not dismissed or stayed within 20 days.
8.8 Misrepresentation. Any representation, statement, or report made to Lender by Borrower or any Responsible Officer or authorized officer, employee, agent, or director of Borrower purporting to speak on behalf of Borrower was false or misleading when made.
8.9 Enforceability. Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.
8.10 Involuntary Bankruptcy. An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.
8.11 Voluntary Bankruptcy or Insolvency. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.
8.12 Merger without Assumption. Borrower is acquired by or merges into any other business entity, and such acquirer or resulting entity either: (i) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender or (ii) is of a credit quality unacceptable to Lender.
9. Lender’s Rights and Remedies
9.1 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may reasonably designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.
9.2 Power of Attorney in Respect of the Collateral. Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.
9.3 Charges. If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

9.4 Remedies Cumulative. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.
9.5 Application of Collateral Proceeds. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.
10. Waivers; Indemnification
10.1 Waivers. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.
10.2 Lender’s Liability for Collateral. Subject to the applicable provisions of the UCC, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.
10.3 Indemnification. Borrower shall defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated reasonable cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11. Notices
All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:
Concentric Medical, Inc.	Lighthouse Capital Partners V, LP
1380 Shorebird Way	500 Drake’s Landing Road
Mountain View, California 94043	Greenbrae, California 94904
Attention: Vice President, Finance & Administration	Attention: Contract Administrator
FAX: (650) 938-2700	FAX: (415) 925-3387
12. General Provisions
12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.
12.2 Time of Essence. Time is of the essence for the performance of all Obligations.
12.3 Severability of Provisions. Each provision hereof shall be severable from every other provision in determining its legal enforceability.
12.4 Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender and Borrower. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a party in any one case shall entitle such party to any other or further notice or demand in similar or other circumstances.
12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.
12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.
12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.
12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. Upon the expiration of the Term, this Agreement and all covenants, representations and warranties shall terminate and be of no force and effect; provided, however, that the indemnity provisions of Section 10 shall survive for a period of the longer of three years, or until the satisfaction in full of any outstanding indemnity claim.
12.9 No Original Issue Discount. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

12.10 Relationship of Parties. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.
12.11 Confidentiality. Lender and Borrower agree that, except with the prior written permission of the other party, the parties shall at all times hold in confidence and trust and not use or disclose any confidential information provided to or learned by such party in connection with it’s rights under the Loan Documents. Notwithstanding the foregoing, the parties may disclose any confidential information of the other party provided to or learned by such party in connection with such rights to the minimum extent necessary (i) in connection with the enforcement of this Agreement or rights under this Agreement or the Loan Documents; (ii) as required by any court or other governmental body, provided that such party provides the other party with prompt notice of such court order or requirement to enable the party to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of such party; (iv) to comply with applicable law; or (v) with respect to financial information concerning the Borrower, to Lender’s limited and general partners in accordance with Lender’s customary investment reporting practices.
12.12 Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Loan Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

Concentric Medical, Inc.		Lighthouse Capital Partners V, L.P.
		By:	Lighthouse Management Partners V, L.L.C., its general partner

By:	/s/ Gary Curtis	By:	/s/ Thomas Conneely

Name:	Gary Curtis	Name:	Thomas Conneely

Duplicate Original
Title:	President, CEO	Title:	Vice President

Exhibit A	Collateral Description
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Control Agreement

Schedule 1	Disclosure Schedule

Exhibit A
Collateral
This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:
All assets of the Debtor; all personal property of Debtor;
All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;
All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;
All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;
All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;
All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;
All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;
All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY’S SECURITY INTEREST;
All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;
All investment property;
All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and
All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

1

NOTICE — PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY’S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.
Notwithstanding any of the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor’s interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in, (a) Debtor’s Intellectual Property, including, without limitation, any and all property of the Debtor that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated November 22, 2004 between the Secured Party and the Debtor and (b) any equipment subject to a “Permitted Lien,” as defined in Section 1.1 of the Loan and Security Agreement dated November 22, 2004 between the Secured Party and the Debtor . “Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include accounts, accounts receivable, royalties, licensing fees, contract rights, proceeds, or other revenue obtained or owed from or on account of the licensing or other exploitation of Intellectual Property, none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

“Debtor”	“Secured Party”

Concentric Medical, Inc.,	Lighthouse Capital Partners V, L.P.
a Delaware corporation	By:	Lighthouse Management Partners V, L.L.C.,
its general partner

By:

Name:	By:

Title:	Name:

Title:

2

Exhibit B
[                    ]
Secured Promissory Note
This Secured Promissory Note (this “Note”) is made                     , 200___, by Concentric Medical, Inc. (“Borrower”) in favor of Lighthouse Capital Partners V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) with reference to the following:
For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the sum of $                     (the “Advance”) evidenced hereby under that certain Loan and Security Agreement No. 4401 between Borrower and Lender dated November 22, 2004 (the “Loan Agreement”), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.
“Basic Rate” means a per annum variable rate of interest equal to the highest Prime Rate quoted in the Wall Street Journal on the Funding Date, plus 1.75%, which rate shall vary concurrently with any change in the Prime Rate. On and after a particular Advance’s Funding Date, there will be no further adjustments to the Basic Rate for the Advance evidenced by this Note.
“Final Payment” means 8% of the original principal amount of the Note.
“Loan Commencement Date” for this Note means October 1, 2005.
“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.
“Payment Factor” for this Note means [3.0484%], subject to changes in Basic Rate.
“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.
1. Repayment. Borrower shall repay the principal and interest thereupon will be paid as follows:
     a. Scheduled Payments. From and after the Loan Commencement Date, Borrower shall make amortizing payments of principal and interest in advance (collectively, “Scheduled Payments”) on the first day of each month during the Repayment Period (each a “Payment Date”), in an amount equal to the Payment Factor multiplied by the original principal amount of the Advance. In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.
     b. Interim Payments. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the “Interim Payment”) equal to accrued interest on the aggregate principal amount of this Note calculated at the Basic Rate from the Funding Date (and thereafter recalculated on the first business day of each calendar month during which an Interim Payment is due), until the Loan Commencement Date with respect to this Note.
     c. Final Payment. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment.
2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder including principal, interest or fees and expenses will be applied to the payment of the Obligations in Lender’s discretion and as provided in the Loan Agreement.
3. Voluntary Prepayment. Borrower may prepay the Note if and only if it Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Note,.
4. Collateral. This Note is secured by the Collateral.

1

5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.
6. Choice of Law; Venue. This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender Each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
7. Miscellaneous. This Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.
In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

Concentric Medical, Inc.

By:

Name:

Title:

2

Exhibit c
Warrants
[Intentionally Omitted]

1

Exhibit d
Notice of Borrowing
                    , ____
Lighthouse Capital Partners V, L.P.
500 Drake’s Landing Road
Greenbrae, CA 94904-3011
Ladies and Gentlemen:
     Reference is made to the Loan and Security Agreement No. 4401 dated as of November 22, 2004 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between Lighthouse Capital Partners V, L.P. and Concentric Medical, Inc. (the “Company”)
     The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:
     1. The amount of the proposed Advance is $                     . The business day of the proposed Advance is                     .
     2. The Loan Commencement Date for this Advance shall be October 1, 2005.
     3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement, as modified by the Disclosure Schedule and any supplement attached hereto, are true and correct in all material respects.
     4. No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.
     The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

Concentric Medical, Inc.

By:

Name:

Title:

1

Exhibit e
Incumbency Certificate
     The undersigned, Edward Y. Kim, hereby certifies that:
1. He/She is the duly elected and acting Secretary of Concentric Medical, Inc., a Delaware corporation (the “Company”).
2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE
Gary Curtis	President and Chief

Executive Officer

Jill Papp	Vice President, Finance

and Administration
3. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.
4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.
5. Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.
     IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on November 22, 2004.

Concentric Medical, Inc.

By:

Name:	Edward Y. Kim

Title:	Secretary
     I, the Vice President, Finance and Administration of the Company, do hereby certify that Edward Y. Kim is the duly qualified, elected and acting Secretary of the Company and that the above signature is his or her genuine signature.
     IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on November 22, 2004.

Concentric Medical, Inc.

By:

Name:	Jill Papp

Title:	Vice President, Finance and Administration

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Exhibit f
Officer’s Certificate
     The undersigned, to induce Lighthouse Capital Partners V, L.P. (“Lender”), to extend or continue financial accommodations to Concentric Medical, Inc., a Delaware corporation (the “Borrower”) pursuant to the terms of that certain Loan and Security Agreement dated November 22, 2004 (the “Loan Agreement”), hereby certifies that on the date hereof:
     1. I am the duly elected and acting                      of Borrower.
     2. I am a Responsible Officer as that term is defined in the Loan Agreement.
     3. The information submitted herewith is in fact what it purports to be.
     4. The information delivered herewith is true, correct and complete
     5. Borrower is currently able to meet its obligations as they come due.
     6. I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.
     7. Borrower will advise Lender if it comes to its attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.
     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on                     .

Concentric Medical, Inc.

By:

Name:

Title:

1

Exhibit g
Authorization for Automatic Payment
The undersigned Concentric Medical, Inc. (“Borrower”) authorizes Lighthouse Capital Partners V, L.P. and any and all affiliated funds (collectively, “Lender”) and the bank / financial institution (“Bank”) named below to initiate variable debit and/or credit entries to Borrower’s deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated November 22, 2004 (the “Loan Agreement”).
1. Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower’s designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.
2. Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.
3. Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank’s security procedures.
4. Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower’s name and for Borrower’s account.
This Consent shall be effective as of November 22, 2004 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Silicon Valley Bank
(Name of Borrower’s Bank)

3003 Tasman Dr.	Santa Clara	CA	95054

(Address of Bank)	(City)	(State)	(Zip Code)

Bank Routing Number	#121140399 (between these symbols ” /:” “:/” on bottom left of check)

Account Number:	#3300407054 (money market) (checking / deposit / savings) (circle one)

Copy of a voided check is attached to this form

Borrower Name:	Concentric Medical, Inc.
Borrower Address:	1380 Shorebird Way
Mountain View, CA 94043

Authorized by:

Its:

Date authorized:

Internal ACH Authorizations from Lender:

Approved by:	Date:

1

Exhibit h
Negative Pledge Agreement
          This Negative Pledge Agreement is made as of November 22, 2004, by and between Concentric Medical, Inc. (“Borrower”) and Lighthouse Capital Partners V, L.P. (“Lender”).
In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the “Loan Agreement”), Borrower agrees as follows:
1. Except as otherwise permitted in the Loan Agreement, Borrower shall not during the Term (as defined in the Loan Agreement) sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s intellectual property, including, without limitation, the following:
(a) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);
(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;
(d) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the “Patents”);
(e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”);
(f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;
(g) Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights
(h) Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and
(i) Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
2. Notwithstanding the foregoing, nothing herein shall be deemed to prevent or prohibit Borrower from licensing its intellectual property to third parties in the ordinary course of business or as approved by Borrower’s board of directors, provided that such license does not amount to a de facto acquisition of substantially all of Borrower’s intellectual property.
3. It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement. Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

Concentric Medical, Inc.	Lighthouse Capital Partners V, L.P.

By:	By: Lighthouse Management Partners V, L.L.C.,
its general partner
Name:
By:

Title:

Name:

Title:

1

Exhibit I
Control Agreement
[Intentionally Omitted]

1

Schedule 1
Disclosure Schedule
Deposit and Securities Accounts

Contact Information for
	Account Information:		Account:
	Company Name:	Silicon Valley Bank	Contact Name:	Lily Pang
Account	Address:	3003 Tasman Drive	Phone:	(650) 320-1113
Number	City, State, Zip:	Santa Clara, CA 95054	Fax:	(650) 320-0018
1	Phone:	(650) 320-1113	E-mail:	lpang@svbank.com
	Fax:	(650) 320-0018
	Type of Account:	Money Market account
	Account number:	3300407054
	Approximate Dollar Amount:	$3,285,121

	Company Name:	Silicon Valley Bank	Contact Name:	Lily Pang
Account	Address:	3003 Tasman Drive	Phone:	(650) 320-1113
Number	City, State, Zip:	Santa Clara, CA 95054	Fax:	(650) 320-0018
2	Phone:	(650) 320-1113	E-mail:	lpang@svbank.com
	Fax:	(650) 320-0018
	Type of Account:	Checking account
	Account number:	3300421390
	Approximate Dollar Amount:	$278,252

	Company Name:	Merrill Lynch	Contact Name:	Thomas Vickers
Account	Address:	600 California St. 8th Floor	Phone:	(415) 576-8622
Number			Fax:	(415) 576-8626
3	City, State, Zip:	San Francisco, CA 94108	E-mail:	Thomas_Vickers@ml.com
	Phone:	(415) 576-8622
	Fax:	(415) 576-8626
	Type of Account:	securities
	Account number:	#6CA-07210
	Approximate Dollar Amount:	$10,380,000

	Company Name:		Contact Name:
Account	Address:		Phone:
Number	City, State, Zip:		Fax:
4	Phone:		E-mail:
Fax:
Type of Account:
Account number:
Approximate Dollar Amount:
Permitted Liens

Existing Liens	Equipment lease with Xerox Corporation dated as of April 23, 2004
Subsidiaries

1

None
Litigation and Administrative Proceedings
None
Business Premises

	Each Location Address where Lighthouse		Landlord/Property Management
	Capital Partners has financed assets:		Information:
Current	Contact Name:		Contact Name:	Lisa Weiblen, Assistant
Headquarters	Address:	1380 Shorebird Way		Property Manager
(Location 1)			Company Name:	DivcoWest Property
	City, State, Zip:	Mountain View, CA 94043	Services, LLC
	Phone:	(650) 938-2100	Address:	100 Park Center Plaza, Suite 425
	Fax:	(650) 938-2700	City, State, Zip:	San Jose, CA 95113
			Phone:	(408) 977-0277
			Fax:	(408) 977-0523

Location	Contact Name:		Contact Name:
2	Company Name:		Company Name:
	Address:		Address:

	City, State, Zip:		City, State, Zip:
	Phone:		Phone:
	Fax:		Fax:

Location	Contact Name:		Contact Name:
3	Company Name:		Company Name:
	Address:		Address:

	City, State, Zip:		City, State, Zip:
	Phone:		Phone:
	Fax:		Fax:

2

$1,000,000.00
Secured Promissory Note
This Secured Promissory Note (this “Note”) is made March 30, 2005, by Concentric Medical, Inc. (“Borrower”) in favor of Lighthouse Capital Partners V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) with reference to the following:
For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the sum of $1,000,000.00 (the “Advance”) evidenced hereby under that certain Loan and Security Agreement No. 4401 between Borrower and Lender dated November 22, 2004 (the “Loan Agreement”), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.
“Basic Rate” means a per annum variable rate of interest equal to the highest Prime Rate quoted in the Wall Street Journal on the Funding Date, plus 1.75%, which rate shall vary concurrently with any change in the Prime Rate. On and after a particular Advance’s Funding Date, there will be no further adjustments to the Basic Rate for the Advance evidenced by this Note.
“Final Payment” means 8% of the original principal amount of the Note.
“Loan Commencement Date” for this Note means October 1, 2005.
“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.
“Payment Factor” for this Note means [3.0484%], subject to changes in Basic Rate.
“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.
1. Repayment. Borrower shall repay the principal and interest thereupon will be paid as follows:
     a. Scheduled Payments. From and after the Loan Commencement Date, Borrower shall make amortizing payments of principal and interest in advance (collectively, “Scheduled Payments”) on the first day of each month during the Repayment Period (each a “Payment Date”), in an amount equal to the Payment Factor multiplied by the original principal amount of the Advance. In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.
     b. Interim Payments. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the “Interim Payment”) equal to accrued interest on the aggregate principal amount of this Note calculated at the Basic Rate from the Funding Date (and thereafter recalculated on the first business day of each calendar month during which an Interim Payment is due), until the Loan Commencement Date with respect to this Note.
     c. Final Payment. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment.
2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder including principal, interest or fees and expenses will be applied to the payment of the Obligations in Lender’s discretion and as provided in the Loan Agreement.
3. Voluntary Prepayment. Borrower may prepay the Note if and only if it Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Note,.
4. Collateral. This Note is secured by the Collateral.
5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.
6. Choice of Law; Venue. This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender Each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
7. Miscellaneous. This Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.
In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

Concentric Medical, Inc.
By:	/s/ Gary Curtis
Name:	Gary Curtis
Title:	President and CEO